SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PORTEC INC

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 5/13/98           10,000            16.0200
          GAMCO INVESTORS, INC.
                                 5/14/98            2,500            16.0000
                                 5/12/98           15,000            16.0000
                                 4/29/98           20,000            15.8750
                                 5/12/98            8,000            16.0000
                                 4/29/98           50,000-             *DO
          GABELLI ASSOCIATES LTD
                                 5/07/98            5,000            15.9375
                                 4/30/98           10,000            15.8750
          GABELLI ASSOCIATES FUND
                                 5/14/98           10,100            15.9375
                                 5/12/98            6,000            15.9375
                                 5/05/98            2,000            15.9375
                                 4/27/98           10,000            15.8125
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.